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                                                                   EXHIBIT 23.03
                                                                   -------------


We consent to the reference to our firm under the caption "Experts" and to use of our reports dated August 4, 1995, with respect to the consolidated financial statements of First United Savings Bank, f.s.b. incorporated by reference in the Registration Statement on Form S-4 of Old National Bancorp and related Proxy Statement of First United Savings Bank f.s.b. and related Prospectus of Old National Bancorp dated September 1, 1995 as amended by Amendment No. 1.



                                         /s/ ERNST & YOUNG, LLP

Indianapolis, Indiana
September 25, 1995